Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-244403 and No. 333-286906) on Form S-8 of our report dated June 25, 2026, appearing in this Annual Report on Form 11-K of the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees for the year ended December 31, 2025.

/s/ BONADIO & CO., LLP

Bonadio & Co., LLP
June 25, 2026
Amherst, New York